EXHIBIT 1.1

Execution Version

Ford Credit Auto Lease Two LLC

Ford Credit Auto Lease Trust 2015-B

Underwriting Agreement

October 21, 2015

Banco Bradesco BBI S.A.

Credit Agricole Securities (USA) Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

each as an Underwriter
and as a Representative
of the other Underwriters named in
the Terms Annex

Ladies and Gentlemen:

1.                                      Introduction.  Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor”), formed under the Certificate of Formation of Ford Credit Auto Lease Two LLC (such certificate, the “Certificate of Formation”) and operating under an Amended and Restated Limited Liability Company Agreement, dated as of December 18, 2006 (the “Limited Liability Company Agreement”), executed by Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), as sole member, proposes to sell the Class A-1 Notes (the “Class A-1 Notes”), the Class A-2a Notes (the “Class A-2a Notes”), the Class A-2b Notes (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), the Class A-3 Notes (the “Class A-3 Notes”), the Class A-4 Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”) and the Class B Notes (the “Class B Notes” and, together with the Class A Notes, the “Publicly Registered Notes”) described in the Terms Annex (the “Terms Annex”) that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this “Agreement”).  The Publicly Registered Notes will be registered with the Securities and Exchange Commission (the “Commission”) and will be sold to the applicable underwriters listed in the Terms Annex through the representatives (the “Representatives”) signing this Agreement on behalf of themselves and those underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the “Underwriters”).  Other capitalized terms used and not defined in this Agreement will have the meanings given them in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of October 1, 2015, among CAB East LLC (“CAB East”), as a Borrower, CAB West LLC (“CAB West”), as a Borrower, FCALM, LLC (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer.  Capitalized terms used but not defined in this Agreement or in Appendix 1 to the Exchange Note Supplement will have the meanings given them in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer.  The rules of usage specified in Appendix 1 to the Exchange Note Supplement will apply to this Agreement.

The Publicly Registered Notes will be issued by a Delaware statutory trust (the “Trust”) identified in the Terms Annex and established under a trust agreement (the “Trust Agreement”) between the

Depositor and an owner trustee (the “Owner Trustee”) identified in the Terms Annex.  Simultaneously with the issuance and sale of the Publicly Registered Notes as contemplated in this Agreement, the Trust will issue the Class C Notes (the “Class C Notes” and, together with the Publicly Registered Notes, the “Notes”).  Each of the Notes will be issued under an indenture (the “Indenture”) between the Trust and an indenture trustee (the “Indenture Trustee”) identified in the Terms Annex and will be secured by (i) the 2015-B Exchange Note (the “Exchange Note”) issued by the Titling Companies under the Credit and Security Agreement and the Exchange Note Supplement and (ii) certain other property of the Trust.  The Class C Notes will initially be retained by the Depositor.

Ford Credit will sell the Exchange Note to the Depositor under the First Tier Sale Agreement, dated as of October 1, 2015 (the “First Tier Sale Agreement”), between Ford Credit and the Depositor.  The Depositor will sell the Exchange Note to the Trust under the Second Tier Sale Agreement, dated as of October 1, 2015 (the “Second Tier Sale Agreement”), between the Depositor and the Trust.  Ford Credit (in such capacity, the “Servicer”) will service the Leases and Leased Vehicles allocated to the Exchange Note under the Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”), among Ford Credit, CAB East Holdings, LLC (“CAB East Holdings”), CAB West Holdings, LLC (“CAB West Holdings”) and FCALM Holdings Corporation (“FCALM Holdings” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”) and HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”) and the Servicing Supplement, dated as of October 1, 2015 (the “Servicing Supplement”), among Ford Credit, the Holding Companies and the Collateral Agent.  Ford Credit will also act as administrator for the Trust under an administration agreement (the “Administration Agreement”) among Ford Credit, the Trust and the Indenture Trustee.  In order to perfect the security interest of the Indenture Trustee in certain accounts, each of (i) the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary and (ii) the Trust, CAB East, CAB West, FCALM and the financial institution acting as the securities intermediary, will enter into an account control agreement (each, a “Control Agreement”).

The Trust Agreement, the Credit and Security Agreement, the Exchange Note Supplement, the First Tier Sale Agreement, the Second Tier Sale Agreement, the Servicing Agreement, the Servicing Supplement, the Indenture, the Administration Agreement, the Intercreditor Agreement, dated as of November 1, 2004 (the “Intercreditor Agreement”), among Ford Credit, the Titling Companies, Ford Credit Titling Trust and each other Person becoming party to that agreement as a “Titling Company,” the Holding Companies, U.S. Bank National Association, JPMorgan Chase Bank, N.A. and certain other parties thereto and other Persons becoming party thereto under a Joinder Agreement, the Joinder Agreements and the Control Agreements are collectively referred to as the “Basic Documents.”  The Basic Documents and this Agreement are collectively referred to as the “Transaction Documents.”

The Depositor has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time in accordance with Rule 415 under the Securities Act.  The registration statement, as amended, has been declared effective by the Commission.  The registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the “Registration Statement.”  The Depositor also has filed with, or will file with, the Commission under Rule 424(b) (“Rule 424(b)”) under the Securities Act a prospectus supplement relating to the Publicly Registered Notes (the “Prospectus Supplement”).  The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the “Base Prospectus,” and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the

Securities Act is referred to as the “Prospectus.”  Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the “Preliminary Prospectus”) or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or Prospectus, as the case may be.  The Depositor has included certain static pool information (the “Static Pool Information”) relating to prior securitized pools in Annex B to the Preliminary Prospectus Supplement and the Prospectus Supplement.

At or prior to the time that the Representatives first entered into “contracts of sale” (within the meaning of Rule 159 under the Securities Act, the “Contracts of Sale”) with investors in the Publicly Registered Notes, which time will be specified in the Terms Annex (such time, the “Time of Sale”), the Depositor had prepared the Preliminary Prospectus and the information (including any “free-writing prospectus,” as defined under Rule 405 under the Securities Act (a “Free Writing Prospectus”)) listed in the Terms Annex under “Time of Sale Information” (collectively, the “Time of Sale Information”).  If, subsequent to the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the “Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects those material misstatements or omissions (such new information, the “Corrective Information”) and the Terms Annex will be deemed to be amended to include the Corrective Information in the Time of Sale Information.  Notwithstanding the foregoing, for the purposes of Section 7, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into the initial Contract of Sale and “Time of Sale Information” for the Publicly Registered Notes to be purchased by the investor will refer to information available to the purchaser at the time of entry into the initial Contract of Sale.

2.                                      Representations and Warranties of the Depositor.  The Depositor (and, for Sections 2(p) and (q) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

(a)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Rules and Regulations and the Registration Statement did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto did not, as of the date of the Prospectus and any amendment or supplement thereto, and will not, on the date of this Agreement and on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representation or warranty about any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished to Ford Credit or the Depositor in writing by that Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.  The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied for the Registration Statement and the Prospectus.  When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act of 1939, as amended (the “TIA”), and at all times thereafter will be duly qualified under the TIA.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representation or warranty about any statements or omissions made in reliance on and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in the Time of Sale Information; provided, that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information provided to the Representatives or the Underwriters by the Depositor in accordance with Section 5(c).

(c)                                  Trust Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a “Trust Free Writing Prospectus”) under “Time of Sale Information” in the Terms Annex.  Each such Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, the Trust Free Writing Prospectus did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representation or warranty about any statements or omissions made in reliance on and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in the Trust Free Writing Prospectus.

(d)                                 Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (collectively, the “Exchange Act”); and any further documents so filed and incorporated by reference in the Prospectus, when those documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(e)                                  Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

(f)                                   No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance on any of the properties or assets of the Depositor under any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien under the Second Tier Sale Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

(g)                                  Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform under each of the Transaction Documents to which it is a party.  The Depositor has duly authorized the execution, delivery and performance of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor will be a party will have been duly authorized, executed and delivered by the Depositor.  Each of the Transaction Documents to which the Depositor is or will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general equitable principles.

(h)                                 Conformity of Transaction Documents.  The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.

(i)                                     Enforceability of Notes.  On the Closing Date, the Publicly Registered Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

(j)                                    Schedule of Collateral Leases and Collateral Leased Vehicles.  The schedule of Collateral Leases and Collateral Leased Vehicles attached to the Exchange Note Supplement will be true and correct in all material respects as of the date specified in the schedule.

(k)                                 Representations and Warranties in the Basic Documents.  The representations and warranties of the Depositor in the Basic Documents to which it is or will be a party will be true and correct in all material respects as of the date specified.

(l)                                     Ineligible Issuer.  The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes was made was not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(m)                             Static Pool Information.  The Static Pool Information will be true and correct in all material respects as of the date of the Preliminary Prospectus and as of the date of the Prospectus.

(n)                                 Investment Company Act.  None of the Titling Companies, the Holding Companies, the Depositor or the Trust is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(o)                                 Volcker Rule.  The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), commonly known as the “Volcker Rule.”

(p)                                 Compliance with Rule 17g-5.  Ford Credit has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) for the Notes, and it has complied with each such representation, other than any breach of those representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l).

(q)                                 Compliance with Rule 15Ga-2.  Neither Ford Credit nor the Depositor has employed any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes or obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)), except as described in the third-party due diligence report obtained by the Depositor identified in the Terms Annex.  The Depositor has complied with Rule 15Ga-2 for the Offered Notes, including by furnishing a Form ABS-15G (the “Form ABS-15G”) containing the “third-party due diligence report” identified in the Terms Annex to the Commission to the extent required by Rule 15Ga-2.

3.                                      Purchase, Sale and Delivery of the Publicly Registered Notes.  On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the respective principal amounts of the Publicly Registered Notes set forth opposite that Underwriter’s name in the Terms Annex.  The Publicly Registered Notes will be purchased by the Underwriters at the purchase prices set forth in the Terms Annex.

Payment for the Publicly Registered Notes will be made to the Depositor or to its order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date specified in the Terms Annex (the “Closing Date”) or at another time, not later than seven full Business Days after the specified closing date, that the Representatives and the Depositor may determine.

Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of Katten Muchin Rosenman LLP, New York, New York, on the Closing Date.  Each of the Publicly Registered Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.

4.                                      Offering by Underwriters; Payment of Certain Costs and Expenses.

(a)                                 The Depositor understands that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.

(b)                                 The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement:  (i) all Blue Sky fees and expenses as well as fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) all fees and expenses of counsel to the Underwriters.  Except as provided in Section 5(h) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among the Underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

5.                                      Covenants of the Depositor.  The Depositor (and, for Sections 5(h)  and 5(k) only, Ford Credit) covenants and agrees with the Underwriters:

(a)                                 Preparation of Prospectus.  Immediately following the execution of this Agreement, to prepare a prospectus supplement setting forth any information from the Terms Annex and any other information the Depositor deems appropriate.

(b)                                 Filing of Prospectus and any Trust Free Writing Prospectus.  If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for those filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission under Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(c)                                  Delivery of Proposed Amendment or Supplement.  Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and to give the Representatives reasonable opportunity to review the amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or the Underwriters at a time prior to the new Time of Sale reasonably calculated to allow the Underwriters to provide the Corrective Information to each investor at least 24 hours (or any lesser period agreed to by the Depositor and the Representatives) prior to the new Time of Sale.

(d)                                 Notice to the Representatives.  Prior to the Closing Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification of any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

(e)                                  Blue Sky Compliance.  To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of any states the Representatives reasonably request and to continue those qualifications in effect so long as necessary under those laws for the distribution of the Publicly Registered Notes; provided, that the Depositor will not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction; and provided further that the expense of maintaining any such qualification more than one year from the Closing Date for the Publicly Registered Notes will be at the Representatives’ expense.

(f)                                   Delivery of Prospectus.  To furnish the Underwriters with copies of the Prospectus as amended or supplemented in any quantities that the Representatives may reasonably request prior to the Closing Date.  If the Representatives notify the Depositor that delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Closing

Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during that same period to amend or supplement the Prospectus as amended or supplemented, the Depositor agrees to notify the Representatives and to prepare and furnish to the Representatives, as the Representatives may from time to time reasonably request, an amendment or a supplement to the Prospectus that will correct the statement or omission or effect compliance.  If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Closing Date, the Representatives will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, at the Representatives’ request, but at the expense of that Underwriter, the Depositor will prepare and deliver to that Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

(g)                                  Earnings Statement.  To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided, that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)                                 Payment of Costs and Expenses.  To pay or cause to be paid, jointly and severally, the following costs and expenses incident to the performance of each of their obligations under this Agreement:  (i) the Commission’s filing fees for the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all fees and expenses of counsel to the Indenture Trustee; (v) all fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letters referred to in Section 6(a); (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountants’ or auditors’ reports required under the Indenture or the Servicing Agreement; (viii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date under Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of each of their obligations under this Agreement.

(i)                                     Delivery of Reports.  From the date of this Agreement until the retirement of the Publicly Registered Notes, or until the Representatives advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives on request to the extent not available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered under Article VI of the Servicing Supplement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee under Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

(j)                                    Cooperation with Rating Agencies.  If the ratings provided for the Publicly Registered Notes by the rating agency or agencies that initially rate the Publicly Registered Notes are conditional on the furnishing of documents or the taking of any other actions by the Depositor, to furnish those documents and take any such other actions.

(k)                                 Compliance with Rule 17g-5.  To comply with the representation made by it to each Rating Agency about the Notes under paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5, other than any breach of those representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l) or (m).

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of Ford Credit and the Depositor in this Agreement, to the accuracy of the statements of officers of Ford Credit and the Depositor made under the provisions of this Agreement, to the performance by the Depositor of its obligations under this Agreement and to the following additional conditions precedent:

(a)                                 Accountant’s Letters.  On or prior to the Time of Sale and on or prior to the Closing Date, a nationally recognized accounting firm, who are independent accountants reasonably acceptable to the Representatives, will have furnished to the Representatives (i) a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning procedures performed on a sample of the Reference Pool and (ii) a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary Prospectus and the final Prospectus, respectively; provided, that each Representative will have executed an acknowledgment regarding the accountant’s letters.

(b)                                 Registration Compliance; No Stop Order.  The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of a Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(b); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for that purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.

(c)                                  Officer’s Certificates about Representations and Warranties.  The Representatives will have received an officer’s certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

(i)                                     Ford Credit, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of Ford Credit contained in the Basic Documents to which it is a party are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(ii)                                  The Depositor, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Basic Documents to which it is a party are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(d)                                 Officer’s Certificates about Conditions Precedent.  The Representatives will have received as of the Closing Date an officer’s certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Treasurer or any Assistant Treasurer of the Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

(e)                                  No Material Adverse Change.  Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives’ reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.

(f)                                   War Out; Market Out.  Subsequent to the execution and delivery of this Agreement:

(i)                                     (A) there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives’ reasonable judgment, substantially impairs the Underwriters’ ability to settle the transaction; provided, that the exercise of their judgment will take into account the availability of alternative means for settlement and the likely duration of the moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or, for a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of those systems will occur within three Business Days of the scheduled Closing Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives’ reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

(ii)                                  there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on that exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives’ view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(g)                                  In-house Opinion.  Susan J. Thomas, Secretary of the Depositor and Ford Credit and Managing Counsel, Global Structured Finance, of Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:

(i)                                     Each of Ford Credit, the Depositor, CAB East Holdings, CAB West Holdings and the Titling Companies (each an “LLC Party” and, together, the “LLC Parties”) is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Delaware Code §18-101 et seq., as amended (the “Delaware Limited Liability Company Act”).  Each LLC Party is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its activities or the ownership of its properties requires the qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of the LLC Party to perform its obligations under the Transaction Documents to which it is a party.

(ii)                                  Each LLC Party has the limited liability company power and authority under the Delaware Limited Liability Company Act to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and the specification notices for the Collateral Specified Interest and the designation of the series of the Depositor relating to the Exchange Note and the Notes (the “Transaction Notices”) that it has delivered.  Each LLC Party has duly authorized by all requisite action under the Delaware Limited Liability Company Act the execution and delivery of the Transaction Documents to which it is a party and the Transaction Notices that it has delivered and the consummation of the transactions contemplated thereby (including the issuance and delivery of the Collateral Specified Interest Certificates and the Exchange Note).  Each LLC Party has duly executed and delivered under the Delaware Limited Liability Company Act each of the Transaction Documents to which it is a party and each Transaction Notice that it has delivered.

(iii)                               FCALM Holdings is validly existing and in good standing as a corporation under the Delaware General Corporation Law.  FCALM Holdings is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its business or the ownership of its properties requires the qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of FCALM Holdings to perform its obligations under the Transaction Documents to which it is a party.

(iv)                              FCALM Holdings has the corporate power and authority under the Delaware General Corporation Law to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party.  FCALM Holdings has duly authorized by all requisite corporate action under the Delaware General Corporation Law the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby.  FCALM Holdings has duly executed and delivered under the Delaware General Corporation Law each of the Transaction Documents to which it is a party.

(v)                                 The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than under the Transaction Documents, on any of the properties or assets of Ford Credit under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford Credit is a debtor or guarantor, nor will the action conflict with or violate any of the provisions of the Certificate of Formation or the limited liability company agreement of Ford Credit.

(vi)                              The execution and delivery by each Holding Company, each Titling Company, the Depositor and the Trust of each of the Transaction Documents to which it is a party and the Transaction Notices that it has delivered and the consummation by each such Person of the transactions contemplated thereby (including the issuance and delivery of the Collateral Specified Interest Certificates, the Exchange Note and the Notes), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than under the Transaction Documents, on any of the properties or assets of any Holding Company, any Titling Company, the Depositor or the Trust under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Trust or any such Holding Company, any Titling Company or the Depositor is a debtor or guarantor, nor will any such action conflict with or violate any of the provisions of the Certificate of Formation or the limited liability company agreement of any LLC Party, the Articles of Incorporation or the By-Laws of FCALM Holdings or the Certificate of Trust or the Trust Agreement of the Trust.

(vii)                           To that counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the LLC Parties, FCALM Holdings or the Trust, or to which their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit, the other LLC Parties, FCALM Holdings or the Trust to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which they are parties or of the Exchange Note and the Notes, or (ii) seeking to prevent the issuance of the Exchange Note or the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

(viii)                        No consent, approval, authorization or order of any United States federal or Michigan State court or governmental authority or regulatory body, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance by each of the LLC Parties or FCALM Holdings of any Transaction Document or any Transaction Notice to which it is a party or the transactions contemplated thereby.

(ix)                              None of the issuance or sale of the Exchange Note and the Notes, the execution and delivery of any of the Transaction Documents to which it is a party or the consummation of any of the other transactions contemplated in the Transaction Documents to which it is a party by any of the LLC Parties or FCALM Holdings will contravene any material provision of any United States federal or Michigan State statute, order or regulation applicable to any of the LLC Parties or FCALM Holdings or the Delaware General Corporation Law or the Delaware Limited Liability Company Act, where the contravention could reasonably be expected to have a material adverse effect on the ability of any of the LLC Parties or FCALM Holdings to enter into or perform its obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

(x)                                 Ford Credit is not required to be registered as an “investment company” under the Investment Company Act.

(h)                                 Bankruptcy Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, on the characterization of the transfer of the Exchange Note by Ford Credit to the Depositor as a sale and that so long as the Notes remain outstanding and the Noteholders have not been paid in full, a creditor or trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to have a court disregard the separate legal existence of (i) the Depositor, any Titling Company or any Holding Company so as to cause a substantive consolidation of the assets and liabilities of the Depositor, any Titling Company or any Holding Company with the assets and liabilities of Ford Credit or (ii) any Titling Company and any Holding Company so as to cause a substantive consolidation of the assets and liabilities of the Titling Company and any Holding Company, in each case, in a manner prejudicial to the Noteholders, and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(i)                                     Corporate Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished to the Representatives their written opinion, dated the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that (capitalized terms used in this section have the meanings given in the opinion):

(i)                                     Each of the Basic Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.

(ii)                                  Each of the Basic Documents to which any Titling Company is a party constitutes the legal, valid and binding agreement of the Titling Company, enforceable against the Titling Company in accordance with its terms.

(iii)                               Each of the Basic Documents to which any Holding Company is a party constitutes the legal, valid and binding agreement of the Holding Company, enforceable against the Holding Company in accordance with its terms.

(iv)                              Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

(v)                                 Each of the Basic Documents to which the Trust is a party constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

(vi)                              The Exchange Note has been duly authorized by the Titling Companies and, when duly executed and delivered by the Titling Companies, authenticated by the Administrative Agent and delivered against payment therefor, will constitute the legal, valid and binding joint and several obligation of the Titling Companies, enforceable against the Titling Companies in accordance with its terms, and will be entitled to the benefits of the Credit and Security Agreement and the Exchange Note Supplement.

(vii)                           The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.

(viii)                        On the issuance and delivery thereof by the applicable Titling Company in accordance with the related Titling Company Agreement and the Transaction Notices, each Collateral Specified Interest Certificate was duly and validly executed, issued and delivered by the applicable Titling Company and constitutes the legal, valid and binding obligation of the related Titling Company, enforceable against that Titling Company in accordance with its terms, and will be entitled to the benefits of the related Titling Company Agreement.

(ix)                              The execution and delivery by each Holding Company, each Titling Company, the Depositor and the Trust of the Transaction Documents and the Transaction Notices to which it is a party, and the compliance by each such company with the terms and provisions of those agreements, including the issuance of the Exchange Note and the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States.

(x)                                 No governmental approval (other than the filing of UCC financing statements for (a) the sale or transfer of the Exchange Note by Ford Credit to the Depositor under the First Tier Sale Agreement, (b) the sale or transfer of the Exchange Note by the Depositor to the Trust under the Second Tier Sale Agreement and (c) the grant of a security interest in the Exchange Note by the Trust to the Indenture Trustee under the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party and each of the Transaction Notices that it has delivered by each Holding Company, each Titling Company, the Depositor and the Trust, or the enforceability of any of the Basic Documents (other than the Trust Agreement) to which it is a party against each such company, as applicable.

(xi)                              The offer, sale and delivery of the Exchange Note by the Titling Companies to Ford Credit in the manner contemplated in the Credit and Security Agreement does not require registration under the Securities Act.

(xii)                           The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of that counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

(xiii)                        None of the Titling Companies, the Holding Companies, the Depositor or the Trust is required to be registered as an “investment company” under the Investment Company Act.  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(xiv)                       The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

(xv)                          The Class A-1 Notes, when duly executed, authenticated and delivered against payment by the Class A-1 Note Purchasers, will constitute “Eligible Securities” as that term is defined in Rule 2a-7(a)(12) under the Investment Company Act, so long as the Class A-1 Notes have a rating from the “Requisite NRSROs” (as defined in Rule 2a-7 under the Investment Company Act) in one of the two highest short-term rating categories.

(xvi)                       The Indenture has been duly qualified under the TIA, and neither the Credit and Security Agreement nor the Trust Agreement is required to be qualified under the TIA.

(xvii)                    The Notes, the Indenture, this Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus and the final Prospectus.

(xviii)                 The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “ERISA Considerations”, to the extent they constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by that counsel and are correct in all material respects.

(j)                                    Tax Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special tax counsel to the Depositor, will have furnished to the Representatives their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:

(i)                                     The Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

(ii)                                  None of the Trust, the Titling Companies, CAB East Holdings or CAB West Holdings will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and for so long as the Trust, each of the Titling Companies, CAB East Holdings or CAB West Holdings has only one respective owner for U.S. federal income tax purposes, none of the Trust, the Titling Companies, CAB East Holdings or CAB West Holdings will be treated as an entity separate from its owner.

(iii)                               The statements contained in the Base Prospectus, the Preliminary Prospectus and the final Prospectus Supplement under the headings “Summary—Tax Status” and “Tax Considerations,” to the extent that they constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by that counsel and are correct in all material respects.

(k)                                 Negative Assurances.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositor and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositor and Ford Credit and with Ford Credit’s in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although that counsel is not independently verifying the accuracy, completeness or fairness of those documents except under Sections 6(i)(xvii), 6(i)(xviii) and 6(j)(iii), confirms that on the basis of that information:

(i)                                     Each of the Registration Statement, as of the date it was declared effective by the Commission and the Closing Date, and each of the Preliminary Prospectus and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that counsel does not express any view on financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).

(ii)                                  No facts have come to that counsel’s attention to cause it to believe that (A) the Registration Statement, as of its most-recent effective date (that effective date being the earlier of the date the Prospectus was first used and the date and time of the Time of Sale (as that term is defined in this Agreement), which the Depositor and Ford Credit have informed that counsel was the date and time of the Time of Sale), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus about items dependent on the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or (C) the Prospectus as last amended or supplemented, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, that counsel does not express any view on financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

(l)                                     Security Interest Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, on the security interest of the Trust in the Exchange Note and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(m)                             ERISA Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinions, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, on whether the Collateral Agent would be treated as a member of the controlled group of corporations or trades or businesses under common control containing Ford Motor Company and Ford Credit for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(n)                                 PBGC Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, on whether the security interest of the Collateral Agent in the Leases, all payments under the Leases and the Leased Vehicles would rank senior to a lien in favor of the Pension Benefit Guaranty Corporation, notice of which is filed subsequent to the Closing Date against one of the Titling Companies or another member of the controlled group as that term is used in Title IV of ERISA, of which Ford Motor Company is the parent, and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(o)                                 Underwriters Counsel Opinion.  The Representatives will have received (i) an opinion of Sidley Austin LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Closing Date, on the validity of the Publicly Registered Notes and any other related matters that the Representatives require and the Depositor will have furnished or caused to be furnished to that counsel any documents as it may reasonably request for the purpose of enabling it to pass on those matters and (ii) a signed negative assurance letter of Sidley Austin LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), dated the Closing Date, relating to the Registration Statement, Preliminary Prospectus and the Prospectus.

(p)                                 Owner Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger, P.A. (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing any matters that the Representatives may request and substantially to the effect that:

(i)                                     The Owner Trustee is duly formed and validly existing as a national banking association with trust powers under the laws of the United States.

(ii)                                  The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, to act as Owner Trustee under the Trust Agreement, and to consummate the transactions contemplated thereby.

(iii)                               The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and is the legal, valid and binding agreement of the Owner Trustee, enforceable against it in accordance with its terms.

(iv)                              Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the trust powers of the Owner Trustee, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which certificate has been duly filed).

(v)                                 Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, (i) violates or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the articles of association or by-laws of the Owner Trustee or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States governing the trust powers of the Owner Trustee.

(q)                                 Delaware Trust Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger, P.A. (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing any matters that the Representatives may request and substantially to the effect that:

(i)                                     The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Act”), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Administration Agreement, the Second-Tier Sale Agreement, the Account Control Agreement and the Notes.

(ii)                                  Each of the Exchange Note, the Exchange Note Supplement, the Credit and Security Agreement and the Trust Agreement is the legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

(iii)                               The Trust has the power and authority under the Trust Agreement and the Delaware Act to Grant the 2015-B Collateral to the Indenture Trustee under the Indenture.

(iv)                              Each of the Trust Agreement, the Indenture, the Administration Agreement, the Second-Tier Sale Agreement, the Account Control Agreement and the Notes has been duly authorized, executed and delivered by the Trust.

(v)                                 Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Administration Agreement, the Second-Tier Sale Agreement, the Account Control Agreement and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which Certificate of Trust has been duly filed).

(vi)                              Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Administration Agreement, the Second-Tier Sale Agreement, the Account Control Agreement and the Notes, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(vii)                           Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of the Remainder Interest will hold whatever title to any property that may be conveyed to it from time to time under the Trust Agreement and the Second Tier Sale Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any such property.

(viii)                        Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

(r)                                    Indenture Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Emmitt, Marvin & Martin LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i)                                     The Indenture Trustee is a banking corporation validly existing under the laws of the State of New York.

(ii)                                  The Indenture Trustee has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations under each of the Transaction Documents to which it is a party, and has taken all necessary action to authorize the execution and delivery of the Transaction Documents to which it is a party and performance by it of each such Transaction Document.

(iii)                               No approval, authorization or other action by or filing with any governmental authority of the United States, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Transaction Documents to which it is a party.

(iv)                              The execution and delivery of the Transaction Documents to which the Indenture Trustee is a party and its performance of its respective terms of those Transaction Documents, do not conflict with or result in a violation of the articles of incorporation or by-laws of the Indenture Trustee or the applicable federal laws of the United States or of the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee.

(v)                                 Each of Transaction Documents to which the Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee and each constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms.

(vi)                              The Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the Indenture.

(vii)                           To that counsel’s knowledge, regarding the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate any such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially the ability of the Indenture Trustee to perform its obligations under the Transaction Documents to which the Indenture Trustee is a party.

(s)                                   Collateral Agent Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Dorsey & Whitney LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Collateral Agent, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing any matters that the Representatives may request and substantially to the effect that:

(i)                                     The Collateral Agent has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full limited liability company power and authority to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Collateral Agent under each Basic Document to which the Collateral Agent is a party.

(ii)                                  Each Basic Document to which the Collateral Agent is a party has been duly authorized, executed and delivered by the Collateral Agent and constitutes the legal, valid and binding obligations of the Collateral Agent enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether the enforceability is considered in a proceeding in equity or at law) and assuming that for the enforceability of the Credit and Security Agreement and the Exchange Note Supplement, the laws of the State of Delaware are the same, in all material respects, as the laws of the State of New York.

(iii)                               Neither the execution nor delivery by the Collateral Agent of each Basic Document to which it is a party nor the consummation of any of the transactions by the Collateral Agent contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States or the Delaware Limited Liability Company Act, except any notices and approvals that have been given and remain in effect on the date of the opinion.

(iv)                              The execution and delivery of each Basic Document to which the Collateral Agent is a party and the performance by the Collateral Agent of its terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States or the Delaware Limited Liability Company Act, (B) the Amended and Restated Limited Liability Company Agreement of the Collateral Agent, or (C) to the best of that counsel’s knowledge, any indenture, lease, or material agreement to which the Collateral Agent is a party or to which its assets are subject.

(t)                                    Administrative Agent Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Dorsey & Whitney LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Administrative Agent, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing any matters that the Representatives may request and substantially to the effect that:

(i)                                     The Administrative Agent has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Administrative Agent under each Basic Document to which the Administrative Agent is a party.

(ii)                                  Each Basic Document to which the Administrative Agent is a party has been duly authorized, executed and delivered by the Administrative Agent and constitutes the legal, valid and binding obligations of the Administrative Agent enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether the enforceability is considered in a proceeding in equity or at law) and assuming that for the enforceability of the Credit and Security Agreement and the Exchange Note Supplement, the laws of the State of Delaware are the same, in all material respects, as the laws of the State of New York.

(iii)                               The Exchange Note has been duly authenticated and delivered by the Administrative Agent in its capacity as Administrative Agent under the Credit and Security Agreement and the Exchange Note Supplement.

(iv)                              Neither the execution nor delivery by the Administrative Agent of each Basic Document to which it is a party nor the consummation of any of the transactions by the Administrative Agent contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States governing the banking or trust powers of the Administrative Agent.

(v)                                 The execution and delivery of each Basic Document to which the Administrative Agent is a party and the performance by the Administrative Agent of its terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States governing the banking or trust powers of the Administrative Agent, (B) the Amended and Restated Articles of Association or By-Laws of the Administrative Agent, or (C) to the best of that counsel’s knowledge, any indenture, lease, or material agreement to which the Administrative Agent is a party or to which its assets are subject.

(u)                                 Ratings Letters.  The Depositor will have received ratings letters that assign the ratings to the Publicly Registered Notes specified in the Terms Annex.

(v)                                 Transaction Documents.  Each Transaction Document will have been executed and delivered by the parties to the Transaction Document.

(w)                               Consideration.  At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.

7.                                      Indemnification and Contribution.

(a)                                 Each of Ford Credit and the Depositor, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Static Pool Information or any amendment or supplement to any of those documents, or any other Time of Sale Information (considered together with the Preliminary Prospectus) or in the Form ABS-15G (considered together with the Time of Sale Information), or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending any of those actions or claims; provided, however, that neither Ford Credit nor the Depositor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement in or omission or alleged omission from any of those documents in reliance on and in conformity with written information furnished to Ford Credit or the Depositor by any Underwriter through the Representatives specifically for use therein; and provided, further, that neither Ford Credit nor the Depositor will be liable to any Underwriter or any person controlling any Underwriter under the indemnification provided for in this subsection (a) regarding any of those documents to the extent that any such loss, claim, damage or liability results from the fact that the Underwriter, at or prior to the entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Publicly Registered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has prior to the entry into the Contract of Sale furnished copies thereof to the Underwriter.

The indemnification provided for in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositor may otherwise have and will extend, on the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and the Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any of those documents, or any other Time of Sale Information, or arise out of or are based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in any of those documents in reliance on and in conformity with written information furnished to Ford Credit or the Depositor by that Underwriter through the Representatives specifically for use therein or (B) in an Underwriter Free Writing Prospectus (as defined herein) prepared by that Underwriter that has not been previously approved by Ford Credit or the Depositor and is not Trust Information (as defined herein), or (ii) arise out of or are based on the breach by that Underwriter of the representation and covenant set forth in Section 8(l) or (m), and, in each case, will reimburse any legal or other expenses reasonably incurred by Ford Credit or the Depositor in connection with investigating or defending any of those actions or claims; provided, that the indemnification provided by any Underwriter under clause (ii) above will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented for the Publicly Registered Notes.

The indemnification provided for in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, on the same terms and conditions, to the officers and directors of Ford Credit or the Depositor and each person, if any, who controls Ford Credit or the Depositor within the meaning of the Securities Act or the Exchange Act.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, that indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that the indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by the indemnified party, the indemnifying party will have no further liability under that subsection to the indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 13 of the commencement of the action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under that subsection.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnified party in its reasonable judgment, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought under this Agreement by the indemnified party unless the settlement includes (i) an unconditional release of the indemnified party from all liability on any claims that are the subject matter of the action and (ii) does not include a statement of or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in a proportion that is appropriate to reflect the relative benefits received by Ford Credit and the Depositor on the one hand and each Underwriter on the other from the offering of the Publicly Registered Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to the amount paid or payable by the indemnified party in a proportion that is appropriate to reflect not only the relative benefits but also the relative fault of Ford Credit and the Depositor on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in the losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by Ford Credit and the Depositor on the one hand and each Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by each Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented for the Publicly Registered Notes.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ford Credit, the Depositor and their affiliates or by an Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the untrue statement or omission, including, for that Underwriter, the extent to which the losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that the Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to that Underwriter.

Ford Credit, the Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution under this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for that purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount under this Agreement in excess of the underwriting discounts and commissions received by that Underwriter, as reduced by the amount of any damages which that Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation.  The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations regarding the Publicly Registered Notes as set forth in the Terms Annex and not joint.

(e)                                  Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based on any breaches or alleged breaches by that Underwriter of its covenant set forth in Section 8(l)(ii), without regard to whether those Amounts are payable by that Underwriter under the indemnification provided by Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented for the Publicly Registered Notes.

8.                                      Free Writing Prospectuses; Delivery of Preliminary Prospectus.

(a)                                 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless the written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.

(b)                                 Each Underwriter, severally and not jointly, represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an “Underwriter Free Writing Prospectus”) that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus (“Trust Information”) or (y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless the pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance on Rules 167 and 426 under the Securities Act.  Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) on the Business Day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Publicly Registered Notes are priced.

(c)                                  The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any Trust Free Writing Prospectus listed in the Terms Annex under “Time of Sale Information.”

(d)                                 Each Underwriter, severally and not jointly, represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by that Underwriter, if any, when read in conjunction with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date the Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Publicly Registered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent those misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositor or Ford Credit to the Representatives or that Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or Ford Credit to the Representatives or that Underwriter prior to the Time of Sale.

(e)                                  The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:

(i)                                     the Preliminary Prospectus;

(ii)                                  each Trust Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act;

(iii)                               any Underwriter Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed under Rule 433(d)(1)(ii) under the Securities Act); provided, that the Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed under Rule 433(d) under the Securities Act; and

(iv)                              any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)                                   Each Underwriter, severally and not jointly, agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and on request, deliver a copy to the Depositor and Ford Credit.

(g)                                  Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(h)                                 The Depositor and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-807-6030.

(i)                                     The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j)                                    Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) of the Publicly Registered Notes, convey the Time of Sale Information to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any such Contract of Sale with that investor.

(k)                                 Each Underwriter, severally and not jointly, covenants with the Depositor and the Trust that after the final Prospectus is made available to that Underwriter, it will not distribute any written information in connection with the offering of the Publicly Registered Notes during the ninety-day period (or any longer period required by law) following the Closing Date to a prospective purchaser of Publicly Registered Notes unless the information is preceded or accompanied by the final Prospectus.

(l)                                     Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and covenants with Ford Credit, the Depositor and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 2015-B Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of Ford Credit, the Depositor or the Indenture Administrator and (ii) covenants with Ford Credit, the Depositor and the

Trust that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 2015-B Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of Ford Credit, the Depositor or the Indenture Administrator.

(m)                             Each Underwriter, severally and not jointly, represents and agrees that it has not employed any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Publicly Registered Notes or obtained a “third-party due diligence report” (as defined in Rule 15Ga-2) relating to the Publicly Registered Notes.

(n)                                 Each Underwriter, severally and not jointly, represents and agrees with Ford Credit and the Depositor that it will only make sales of Publicly Registered Notes in the United States or to U.S. persons, either directly as a broker-dealer registered with the United States Securities and Exchange Commission or through an affiliated broker-dealer registered with the United States Securities and Exchange Commission.

9.                                      Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositor or the officers of Ford Credit and the Depositor and of the Underwriters set forth in or made under this Agreement will remain in full force and effect, regardless of any investigation or statement about the results thereof made by or on behalf of any Underwriter, Ford Credit, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.

10.                               Failure to Purchase the Publicly Registered Notes.

(a)                                 If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then neither Ford Credit nor the Depositor will have any liability to the Underwriters for the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason (subject to subsection (b) below), the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositor will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but neither Ford Credit nor the Depositor will then have any further liability to any Underwriter for the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

(b)                                 If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes under this Agreement and the aggregate principal amount of Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of those Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments under this Agreement, to purchase the Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes for which the default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of those Publicly

Registered Notes by other persons are not made within 36 hours after the default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Underwriters and Ford Credit and the Depositor, except as provided in Section 5(h) and Section 7.  Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

11.                               No Fiduciary Duty.  The Depositor acknowledges that in connection with the offering of the Publicly Registered Notes:  (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor. The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.

12.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the Depositor and the Underwriters regarding the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.

13.                               Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(a)                                 on delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,

(b)                                 in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, and

(c)                                  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, will be given to the Representatives at their respective addresses set forth in the Terms Annex.

Communications to the Depositor will be given to:

Ford Credit Auto Lease Two LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Email:  FSPEMgt@ford.com

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016

Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

Communications to Ford Credit will be given to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

14.                               Successors.  This Agreement will inure to the benefit of and be binding on the Underwriters, the Depositor and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations under this Agreement.

15.                               GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.                               Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or later have to the laying of the venue of any legal proceedings arising out of or relating to this Agreement brought in one of those courts and any claim that one of those courts is an inconvenient forum.

17.                               WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

18.                               Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

19.                               Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED:

FORD CREDIT AUTO LEASE TWO LLC

By:	/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	Assistant Treasurer

[Signature Page to Underwriting Agreement]

BANCO BRADESCO BBI S.A.

By:	/s/ Leandro de Mrianda Araújo
	Name:	Leandro de Mrianda Araújo
	Title:	Authorized Signatory

By:	/s/ Cyrille Brunotte
	Name:	Cyrille Brunotte
	Title:	Authorized Signatory

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Roger Klepper
	Name:	Roger Klepper
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Steven Moffitt
	Name:	Steven Moffit
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ernest K. Au
	Name:	Ernest K. Au
	Title:	Vice President

Each as an Underwriter and as a Representative of the other Underwriters

[Signature Page to Underwriting Agreement]

ANNEX A

TERMS ANNEX

FORD CREDIT AUTO LEASE TRUST 2015-B

October 21, 2015

Publicly Registered Notes

Class A-1 Notes

Class A-2a Notes

Class A-2b Notes

Class A-3 Notes

Class A-4 Notes

Class B Notes

Retained Notes

Class C Notes

Underwriters

Banco Bradesco BBI S.A.

Credit Agricole Securities (USA) Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

UniCredit Capital Markets LLC

Terms of the Publicly Registered Notes

Pricing Date:	October 21, 2015

Time of Sale:	11:08 A.M. (EDT), October 21, 2015

Closing Date:	October 27, 2015

Required Ratings as of the Closing Date

The ratings on each Class of Publicly Registered Notes from the NRSROs specified in the Time of Sale Information.

Pricing Information

Notes	Aggregate Principal Amount	Interest Rate	Purchase Price (as a % of the aggregate principal amount)	Underwriting Discount	Final Scheduled Payment Date
Class A-1 Notes	$160,000,000	0.43%	99.95000%	0.050%	November 15, 2016
Class A-2a Notes	$217,000,000	1.04%	99.79801%	0.200%	May 15, 2018
Class A-2b Notes	$170,000,000	one-month LIBOR + 0.53%	99.80000%	0.200%	May 15, 2018
Class A-3 Notes	$247,000,000	1.38%	99.73201%	0.250%	December 15, 2018
Class A-4 Notes	$108,000,000	1.54%	99.67808%	0.300%	February 15, 2019
Class B Notes	$50,700,000	1.92%	99.64227%	0.350%	March 15, 2019

Underwriters and Allotments

Underwriters	Initial Principal Amount of Class A-2a Notes	Initial Principal Amount of Class A-2a Notes	Initial Principal Amount of Class A-2b Notes
Banco Bradesco BBI S.A.	$36,000,000	$48,825,000	$38,250,000
Credit Agricole Securities (USA) Inc.	36,000,000	48,825,000	38,250,000
Goldman, Sachs & Co.	36,000,000	48,825,000	38,250,000
J.P. Morgan Securities LLC	36,000,000	48,825,000	38,250,000
SMBC Nikko Securities America, Inc.	8,000,000	10,850,000	8,500,000
UniCredit Capital Markets LLC	8,000,000	10,850,000	8,500,000
Total	$160,000,000	$217,000,000	$170,000,000

Underwriters	Initial Principal Amount of Class A-3 Notes	Initial Principal Amount of Class A-4 Notes	Initial Principal Amount of Class B Notes
Banco Bradesco BBI S.A.	$55,575,000	$24,300,000	$12,675,000
Credit Agricole Securities (USA) Inc.	55,575,000	24,300,000	12,675,000
Goldman, Sachs & Co.	55,575,000	24,300,000	12,675,000
J.P. Morgan Securities LLC	55,575,000	24,300,000	12,675,000
SMBC Nikko Securities America, Inc.	12,350,000	5,400,000	—
UniCredit Capital Markets LLC	12,350,000	5,400,000	—
Total	$247,000,000	$108,000,000	$50,700,000

Parties

Trust:	Ford Credit Auto Lease Trust 2015-B.

Owner Trustee:	U.S. Bank Trust National Association.

Indenture Trustee:	The Bank of New York Mellon.

Collateral Agent:	U.S. Bank National Association.

Documents

Registration Statement:	Registration Statement (No. 333-196801) filed on June 16, 2014 and amended by Amendment No. 1 filed on December 12, 2014 and effective on December 16, 2014.

Indenture:	Indenture, to be dated as of the Cutoff Date, between the Trust and the Indenture Trustee.

Trust Agreement:	Amended and Restated Trust Agreement, to be dated as of the Cutoff Date, between the Depositor and the Owner Trustee.

First Tier Sale Agreement:	First Tier Sale Agreement, to be dated as of the Cutoff Date, between Ford Credit and the Depositor.

Second Tier Sale Agreement:	Second Tier Sale Agreement, to be dated as of the Cutoff Date, between the Depositor and the Trust.

Servicing Agreement	Amended and Restated Servicing Agreement, dated as of December 1, 2006, among the Sponsor, the Holding Companies and the Collateral Agent.

Servicing Supplement	2015-B Servicing Supplement, to be dated as of the Cutoff Date, among the Sponsor, the Holding Companies and the Collateral Agent.

Credit and Security Agreement	Amended and Restated Credit and Security Agreement, dated as of December 1, 2006, among the Titling Companies, Ford Credit, the Administrative Agent and the Collateral Agent.

Exchange Note Supplement	2015-B Exchange Note Supplement to the Credit and Security Agreement, to be dated as of the Cutoff Date, among the Titling Companies, Ford Credit, the Administrative Agent and the Collateral Agent.

Administration Agreement:	Administration Agreement, to be dated as of the Cutoff Date, among Ford Credit, the Trust and the Indenture Trustee.

Control Agreements:

(i) Account Control Agreement, to be dated as of the Cutoff Date, among the Trust, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC; and (ii) Titling Company Account Control Agreement, to be dated as of the Cutoff Date, among the Titling Companies, as grantors, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

Address for Notices to the Representatives

Banco Bradesco BBI S.A.

AV. Paulista, 1450, 8th Floor

São Paulo, SP

Brazil 01310-917

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Goldman, Sachs & Co.

200 West St.

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue, 31st Floor

New York, NY 10179

Time of Sale Information

Trust Free Writing Prospectus:	Free Writing Prospectus, dated October 2015 — (Roadshow)

Preliminary Prospectus:	Preliminary Prospectus Supplement, dated October 15, 2015

Trust Free Writing Prospectus:	Free Writing Prospectus, dated October 15, 2015 — (Ratings)

Underwriter Free Writing Prospectus:	Free Writing Prospectus, dated October 21, 2015 — (Pricing)

Third-Party Due Diligence Report

Depositor obtained Third-Party Due Diligence Report	Agreed-Upon Procedures letter of a nationally recognized accounting firm, dated October 8, 2015